UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ADAMS GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2320087

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the common stock of the registrant contained under the caption “DESCRIPTION OF CAPITAL STOCK” in the registration statement on Form S-1 (File No. 333-51715) filed on May 4, 1998 by the registrant with the Securities and Exchange Commission, as amended, is incorporated herein by reference.

Item 2.	Exhibits.
     Pursuant to the “INSTRUCTIONS AS TO EXHIBITS” set forth on Form 8-A, no exhibits are filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADAMS GOLF, INC.
Date: February 25, 2008	By:	/s/ Eric Logan
	Name:	Eric Logan
	Title:	Chief Financial Officer